UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Second Amendment to Office Space Lease

On January 31, 2013, NuPathe Inc. (the “NuPathe”) entered into a Second Amendment to its Office Space Lease with Washington Street Associates II, L.P. (the “Lease”), pursuant to which NuPathe leases office and storage space for its corporate headquarters.  The Second Amendment extends the term of the Lease from March 31, 2013 to May 31, 2013 at the current monthly rent.  All other provisions of the Lease are unchanged by the Second Amendment and remain in full force and effect.

The foregoing is a summary description of certain terms of the Second Amendment and, by its nature, is incomplete. A copy of the Second Amendment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Copies of the Lease and the First Amendment were previously filed as Exhibit No. 10.10 to the Company’s Form S-1 Registration Statement (File No. 333-166825) filed on June 15, 2010 and Exhibit 10.12 to the Company’s Form 10-K filed on March 18, 2011, respectively, and are incorporated herein by reference. All readers are encouraged to read the entire text of the Second Amendment, the First Amendment and the Lease.

Item 8.01                   Other Events.

Conversion of Series A Preferred Stock

All shares of NuPathe Inc. (“NuPathe”) Series A Preferred Stock have converted into shares of common stock.  As of February 4, 2013, 29,068,850 shares of NuPathe common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Item 9.01                   Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

99.1	Second Amendment to Office Space Lease, dated January 31, 2013, by and between Washington Street Associates II, L.P. and NuPathe Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

By:	/s/ Keith A. Goldan
Keith A. Goldan
Vice President and Chief Financial Officer

Dated: February 5, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Second Amendment to Office Space Lease, dated January 31, 2013, by and between Washington Street Associates II, L.P. and NuPathe Inc.